Exhibit 10.17

SECOND AMENDMENT TO

CONTRACT FOR THE SALE AND

PURCHASE OF NATURAL GAS

THIS SECOND AMENDMENT TO CONTRACT FOR THE SALE AND PURCHASE OF NATURAL GAS (“Second Amendment”) is made effective as of May 23, 2011 (the “Effective Date”) between:

GEOPARK FELL SPA, RUT 76.129.094-0, represented by Pedro Aylwin Chiorrini, domiciled at Avenida Isidora Goyenechea N° 3.162, oficina 801, Comuna de Las Condes, as the successor in interest to GEOPARK CHILE LIMITED, AGENCIA EN CHILE, the Chilean branch of GeoPark Chile Limited (a company duly organized and validly existing under the laws of Bermuda) established and opened under the laws of the Republic of Chile

(the “Seller”)

- and -

METHANEX CHILE S.A., a company duly organized and validly existing under the laws of Chile

(the “Buyer” and together with the Seller, the “Parties”)

WHEREAS:

A.                                    The Parties entered into a Contract for the Sale and Purchase of Natural Gas dated as of October 27, 2009 as amended by an Addendum and Amendment to the Gas Supply Agreement dated March 4, 2011  (together, the “Gas Supply Agreement”);

B.                                    As of the Effective Date, Buyer has requested Seller to increase the quantities of Natural Gas produced in the Fell Block available for delivery and sale to Buyer beyond the Gas Volume Commitment previously agreed and incorporated within the Gas Supply Agreement; and

C.                                    The Parties wish to make further certain temporary amendments to the Gas Supply Agreement as set forth herein.

NOW THEREFORE, in consideration of $1.00 paid by each Party to the others, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1                               References

Unless something in the subject matter or context is inconsistent therewith, all references to Sections, Articles and Schedules are to Sections, Articles and Schedules of this Second Amendment.

1.2                               General Definitions

Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Gas Supply Agreement.

ARTICLE 2
AMENDMENTS TO GAS SUPPLY AGREEMENT

2.1                               Amendment to Deliver-or-Pay Obligation

(a)                                 For May, June, July and August of 2011 only, the following provision shall be added at the end of Clause 4.5(b):

“In addition, any New Gas (i) delivered in May or June 2011, or (ii) delivered in July 2011 upon the written request of Buyer (together, “Credit Gas”) shall be used to reduce the Seller Deficiency Quantity, if any, arising in June, July or August of 2011.  Any Seller Deficiency Quantity arising in such months shall be reduced up to an amount equal to the quantity of Credit Gas provided that the quantity of Credit Gas shall be reduced by an amount equal to the amount applied to reduce any Seller Deficiency Quantity.   The quantity of Credit Gas that is delivered in July 2011 shall be the amount of New Gas delivered on such day(s) as requested by Buyer that is greater than 850,000 SMC/day.”

ARTICLE 3
MISCELLANEOUS

3.1                               Terms of the Gas Supply Agreement Remain Unchanged

Other than as amended by this Second Amendment, and for such periods as amended herein, the terms of the Gas Supply Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be signed in their respective names effective as of the date first above written.

GEOPARK FELL SPA

By:
Name:
Title:

METHANEX CHILE S.A., a company duly organized and validly existing under the laws of Chile

By:	/s/ Alejandro Larrive
	Name:	Alejandro Larrive
	Title:	Gas Supply Director

By:	/s/ Pablo Vera
	Name:	Pablo Vera
	Title:	Director, Financer